                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM 8-K


                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - February 17, 1998
                        (Date of Earliest Event Reported)


                              STERLING VISION, INC.
               (Exact Name of Registrant as Specified in Charter)

          New York                     1-14128                   11-3096941
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)

                             1500 Hempstead Turnpike
                           East Meadow, New York 11554
                    (Address of Principal Executive Offices)

                                 (516) 390-2100
              (Registrant's telephone number, including area code)

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Item 5.  Other Events:

                  On February 17, 1998, Sterling Vision, Inc. (the "Company" or the "Registrant") entered into Convertible Debentures and Warrants Subscription Agreements with certain investors in connection with the private placement of units consisting of an aggregate of $3.5 million principal amount of convertible debentures (collectively, the "Debentures") and an aggregate of 700,000 warrants (collectively, the "Warrants'), which Warrants entitle the holders thereof to purchase up to 700,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at a price of $5.00 per share. The Company anticipates using the net proceeds (approximately $3.3 million) of the private placement: (i) to repay certain loans made to it by certain principal shareholders of the Company ($700,000), together with interest thereon; and (ii) the balance for general corporate purposes.

                  The Debentures bear interest, payable quarter-annually, in arrears, at the rate of ten (10%) percent per annum and mature on February 17, 1999. They are convertible at a price per share (the "Conversion Price") of $5.00 from and after the date, if any, that the closing price of the Common

Stock, as reported on the Nasdaq National Market System, equals or exceeds $6.00 for a period of ten or more trading days in any consecutive period of fifteen trading days.

                  At maturity, the Company will be required to redeem all Debentures not theretofore converted at 105% of the principal (face) amount thereof, together with all accrued and unpaid interest thereon.

                  The Warrants entitle the holders thereof to purchase an aggregate of 700,000 shares of Common Stock at an exercise price per share of $5.00 and are exercisable until February 16, 2001.

                  The Company is required to file a Registration Statement by no later than April 17, 1998, on behalf of the holders with respect to all of the shares of Common Stock underlying the Debentures and the Warrants; and the Company has agreed to maintain the effectiveness of such Registration Statement until the earlier of: (i) 3 years; and (ii) the date all the shares underlying the Debentures have been sold and the Warrants have been exercised.

Item 7.  Financial Statements and Exhibits.

Exhibit No.                         Document

4.2 Form of Convertible Debentures and Warrants Subscription Agreement, with Exhibits attached thereto, representing the form of Debenture and Warrant.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 STERLING VISION, INC.

                                 By: /s/ Joseph Silver
                                     -------------------
                                     Name:   Joseph Silver
                                     Title:  Executive Vice President &
                                             General Counsel

Date:  February   , 1998


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